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                                                                   EXHIBIT 23.1

  When the conversion of the Preferred Stock described in Note 15 in the accompanying consolidated financial statements has been consummated, we will be in a position to render the following consent.

                                          KPMG PEAT MARWICK

                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
Willbros Group, Inc.:

  We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the prospectus.

Panama City, Panama
June  , 1996